SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement         [ ] Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                              METAMARKETS.COM FUNDS
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

[LOGO]
METAMARKETS.COM FUNDS                                      Donald L. Luskin
                                                           President

OPENFUND


Dear Shareholder:

          A Special Meeting of Shareholders of OpenFund (the Fund) will be held on Friday, January 14, 2000 at 10:00 a.m., Pacific Time, at the offices of Pillsbury Madison & Sutro LLP, 2550 Hanover Street, Palo Alto, California.

          We need your vote to approve the Fund's Investment Advisory Agreement with its investment adviser, MetaMarkets Investments LLC (the Adviser). The Adviser's parent, MetaMarkets.com, Inc., is raising operating capital from venture and strategic investors by selling securities representing a minority of voting control of the parent company. This action triggers a requirement under the Investment Company Act of 1940 to have this meeting. The Adviser is paying the costs of this meeting.

          VOTE YOUR SHARES BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE.

          If you provide your proxy promptly, you can help avoid the expense of following up. Proxies may be revoked at any time before they are voted at the meeting by a written revocation received by the Fund, by properly executing a later-dated proxy or by attending the meeting and voting in person.

          Please provide your proxy so that your shares may be voted at the meeting.

                                         Donald L. Luskin
                                         President

January 3, 2000

                                          400 Oyster Point Boulevard, Suite 414
                                          South San Francisco, California 94080
                                          1-877-META-MKT

[LOGO]
METAMARKETS.COM FUNDS                          Richard F. Froio
                                                  Secretary


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of OpenFund:


          A Special Meeting of Shareholders of OpenFund will be held on Friday, January 14, 2000 at 10:00 a.m., Pacific Time, at the offices of Pillsbury Madison & Sutro LLP, 2550 Hanover Street, Palo Alto, California, to approve a new Investment Advisory Agreement, in the form set forth in Appendix A to the Proxy Statement that follows, between MetaMarkets.com Funds, on behalf of OpenFund, and MetaMarkets Investments LLC, as discussed in Part I of the Proxy Statement.

          Shareholders of record at the close of business on December 24, 1999 can vote at the Meeting.

                                    By order of the Board,


                                    Richard F. Froio
                                    Secretary


January 3, 2000

PLEASE COMPLETE AND MAIL THE ENCLOSED PROXY SO YOU WILL BE REPRESENTED AT THE MEETING.

                                    400 Oyster Point Boulevard, Suite 414
                                    South San Francisco, California 94080
                                    1-877-META-MKT

                                    OPENFUND

                      400 Oyster Point Boulevard, Suite 414
                      South San Francisco, California 94080
                                 1-877-META-MKT


                                 PROXY STATEMENT


          Your Fund's Board is asking for proxies for use at the Fund's Special Meeting of Shareholders (the Meeting) to be held on Friday, January 14, 2000 at 10:00 a.m., Pacific Time, at the offices of Pillsbury Madison & Sutro LLP, 2550 Hanover Street, Palo Alto, California, for the reasons described below. If you owned shares on December 24, 1999, you are entitled to vote at the Meeting. We have sent these materials to you on January 3, 2000. Shareholders are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held. As of December 24, 1999, 660,484.771 Fund shares were issued and outstanding.

          MetaMarkets Investments LLC, the Fund's investment adviser (the Adviser), will pay the costs of having the Meeting.

          Please vote NOW, but if you change your mind you can revoke your vote, until the Meeting is held, by sending us a later-dated proxy, by revoking your proxy in writing or by attending the Meeting and voting in person. If you abstain, you will be present for purposes of determining a quorum, but your abstention has the effect of a "No" vote.


                               I. APPROVAL OF THE
                        NEW INVESTMENT ADVISORY AGREEMENT

          The Adviser's parent company, MetaMarkets.com, Inc. (the Parent), is raising operating capital from venture and strategic investors by selling securities representing a minority of voting control of the Parent. Europ@Web B.V. and other investors will purchase securities of the Parent that will permit them to vote more than 25% of the Parent's shares. Under the Investment Company Act of 1940, this purchase will cause the Fund's Investment Advisory Agreement with the Adviser to terminate and require Fund shareholders to vote to approve a new one. Since the financing transaction strengthens the Adviser and since the same team of investment professionals who have been running the Fund to date will continue to do so, the Fund's Board voted to approve a new Investment Advisory Agreement identical to the original one and recommends that you do too.

          No changes to the Fund's original Investment Advisory Agreement are proposed. The Adviser will continue to provide under the new Investment Advisory Agreement the same services for the same fee as currently set forth in the original Investment Advisory Agreement. A copy of the proposed Agreement is attached as Appendix A to this document for your information. The Adviser, located at the same address as the Fund, has served as the Fund's investment adviser since the Fund began operations. The Fund's Board, including a majority of the independent Board members, voted initially to approve the original Investment Advisory Agreement on July 20, 1999 and approved presenting the new Investment Advisory Agreement to you on December 23, 1999. To date, the Adviser has waived all fees from the Fund. Weeden & Co, L.P., an affiliate of the Adviser because of its ownership interest in it, engaged in permitted brokerage transactions with the Fund and earned $3,984 in these transactions (which accounted for less than 8% of the Fund's brokerage commissions paid from the Fund's inception on August 27, 1999 through December 17, 1999).

          To approve the new Investment Advisory Agreement, the Fund needs to receive an affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Fund or (ii) 67% or more of the shares of the Fund present at the meeting if more than 50% of the outstanding shares of the Fund are represented at the meeting in person or by proxy. If shareholders do not approve the new Investment Advisory Agreement and the Parent's financing closes, the Investment Advisory Agreement will terminate and the Board will take such action as it deems to be in the best interests of the Fund and its shareholders.

          THE BOARD RECOMMENDS THAT YOU VOTE TO APPROVE THE NEW INVESTMENT ADVISORY AGREEMENT.

                                 II. MANAGEMENT

          The Adviser, a Delaware limited liability company, is a wholly-owned subsidiary of the Parent, a California corporation.

          The Adviser's principal executive officer is Donald L. Luskin, whose address is c/o MetaMarkets Investments LLC, 400 Oyster Point Boulevard, Suite 414, South San Francisco, California 94080. Mr. Luskin is the President and Chief Executive Officer of the Adviser and the Parent, and is President, Treasurer and a Board member and portfolio manager of the Fund. Mr. Luskin currently owns approximately 33% of the outstanding shares of the Parent. After the venture capital financing discussed above, Mr. Luskin will own between approximately 19% and 23% of the outstanding shares of the Parent.

          Europ@Web B.V. is an investment fund that is majority owned by Group Arnault SA of France, which is the majority owner of LVMH Moet Hennessy Louis Vuitton (France), an owner of well-known luxury brands in cosmetics, fashions and spirits.

          BISYS Fund Services Limited Partnership or its affiliates, 3435 Stelzer Road, Columbus, Ohio, 43219, serve as the Fund's Distributor, Administrator and Transfer Agent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information known to the Fund with respect to beneficial ownership of the Fund's shares as of December 17, 1999, by (i) each Board member, (ii) any person known to the Fund to be the beneficial owner of five percent or more of the Fund's shares and (iii) all Board members and executive officers as a group. As of this date, none of the Fund's executive officers, other than Mr. Luskin, owned beneficially shares of the Fund. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to the knowledge of the Fund, sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.


                                                                              SHARES
                                                                         BENEFICIALLY OWNED

 NAME AND ADDRESS OF BENEFICIAL OWNER                                   NUMBER
                                                                        OF SHARES      PERCENT
 Board Members and Executive Officers
 ------------------------------------
 Donald L. Luskin(1)..........................................            160,000       24.64%
 Tracy G. Herrick.............................................                -0-         --
 James E. Mitchell............................................                -0-         --
 George G. C. Parker..........................................                -0-         --
 All Board members and executive officers as a group
 (7 persons)..................................................            160,000       24.64%

 OTHERS
 ------

 Christine K. Luskin(1).......................................            160,000       24.64%
 James D. Sansbury............................................             77,942       12.00%
 Barry Small..................................................             77,280       11.90%
 Donald E. Weeden.............................................             38,226        5.89%

------------------

(1) Mr. and Mrs. Luskin share voting and investment power with respect to 80,000 (12.32%) of the Fund's shares, and each individually has sole voting and investment power with respect to 80,000 of the Fund's shares.

                               III. MISCELLANEOUS

          The Board knows of no other business that will be considered at the Meeting.

          Generally, we do not expect to hold any annual Fund shareholder meetings. Shareholder proposals for inclusion in the Fund's proxy statement for any special meeting must be received by the Fund a reasonable period of time before the Fund begins to send its proxy materials relating to that meeting. The timely submission of a proposal does not guarantee its inclusion.

          If we do not receive a sufficient vote by the time scheduled for the Meeting, we may adjourn the Meeting and continue to solicit proxies.


January 3, 2000

                                                                  APPENDIX A

                          INVESTMENT ADVISORY AGREEMENT

                              MetaMarkets.com Funds
                        400 Oyster Point Blvd., Suite 414
                      South San Francisco, California 94080


                                                          ____________, 2000


MetaMarkets Investments LLC
400 Oyster Point Blvd., Suite 414
South San Francisco, California  94080

Ladies and Gentlemen:

          The above-named investment company (the "Fund") consisting of the series named on Schedule 1 hereto, as such Schedule may be revised from time to time (each, a "Series"), herewith confirms its agreement with you as follows:

          The Fund desires to employ its capital by investing and reinvesting the same in investments of the type and in accordance with the limitations specified in its charter documents and in its Prospectus and Statement of Additional Information as from time to time in effect, copies of which have been or will be submitted to you, and in such manner and to such extent as from time to time may be approved by the Fund's Board. The Fund desires to employ you to act as its investment adviser.

          In this connection it is understood that from time to time you will employ or associate with yourself such person or persons as you may believe to be particularly fitted to assist you in the performance of this Agreement. Such person or persons may be officers or employees who are employed by both you and the Fund. The compensation of such person or persons shall be paid by you and no obligation may be incurred on the Fund's behalf in any such respect.

          Subject to the supervision and approval of the Fund's Board, you will provide investment management of each Series' portfolio in accordance with such Series' investment objective and policies as stated in the Fund's Prospectus and Statement of Additional Information as from time to time in effect. In connection therewith, you will obtain and provide investment research and will supervise each Series' investments and conduct a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of such Series' assets. You will furnish to the Fund such statistical information, with respect to the investments which a Series may hold or contemplate purchasing, as the Fund may reasonably request. The Fund wishes to be informed of important developments materially affecting any Series' portfolio and shall expect you, on your own initiative, to furnish to the Fund from time to time such information as you may believe appropriate for this purpose.

          You shall exercise your best judgment in rendering the services to be provided to the Fund hereunder and the Fund agrees as an inducement to your undertaking the same that you shall not be liable hereunder for any error of judgment or mistake of law or for any loss suffered by one or more Series, provided that nothing herein shall be deemed to protect or purport to protect you against any liability to the Fund or a Series or to its security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder ("disabling conduct").

          The Fund will indemnify you against, and hold you harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses), including any amounts paid in satisfaction of judgments, in compromise or as fines or penalties, not resulting from your disabling conduct. Indemnification shall be made only following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that you were not liable by reason of disabling conduct or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that you were not liable by reason of disabling conduct by (a) the vote of a majority of a quorum of directors of the Fund who are neither "interested persons" (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of the Fund nor parties to the proceeding ("disinterested non-party directors") or (b) independent legal counsel in a written opinion. You shall be entitled to advances from the Fund for payment of the reasonable expenses incurred by you in connection with the matter as to which you are seeking indemnification in the manner and to the fullest extent permissible under Massachusetts law. You shall provide to the Fund a written affirmation of your good faith belief that the standard of conduct necessary for indemnification by the Fund has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) you shall provide security in form and amount acceptable to the Fund for its undertaking; (b) the Fund is insured against losses arising by reason of the advance; or (c) a majority of a quorum of disinterested non-party directors, or independent legal counsel in a written opinion, shall have determined, based on a review of facts readily available to the Fund at the time the advance is proposed to be made, that there is reason to believe that you will ultimately be found to be entitled to indemnification.

          In consideration of services rendered pursuant to this Agreement, the Fund will pay you on the first business day of each month a fee at the rate set forth opposite each Series' name on Schedule 1 hereto. Net asset value shall be computed on such days and at such time or times as described in the Fund's then-current Prospectus and Statement of Additional Information. The fee for the period from the date of the commencement of the public sale of a Series' shares to the end of the month during which such sale shall have been commenced shall be pro-rated according to the proportion which such period bears to the full monthly period, and upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

          You will bear all expenses in connection with the performance of your services under this Agreement. All other expenses to be incurred in the operation of the Fund will be borne by the Fund, except to the extent specifically assumed by you. The expenses to be borne by the Fund include, without limitation, the following: organizational costs, taxes, interest, loan commitment fees, interest and distributions paid on securities sold short, brokerage fees and commissions, if any, fees of Board members who are not your officers, directors or employees or holders of 5% or more of your outstanding voting securities, Securities and Exchange Commission fees and state Blue Sky qualification fees, advisory and administration fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, outside auditing and legal expenses, costs of independent pricing services, costs of maintaining the Fund's existence, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing stockholders, costs of stockholders' reports and meetings, and any extraordinary expenses.

          The Fund understands that from time to time hereafter you may act as investment adviser to one or more other investment companies and fiduciary or other managed accounts, and the Fund has no objection to your so acting, provided that when the purchase or sale of securities of the same issuer is suitable for the investment objectives of two or more companies or accounts managed by you which have available funds for investment, the available securities will be allocated in a manner believed by you to be equitable to each company or account. It is recognized that in some cases this procedure may adversely affect the price paid or received by one or more Series or the size of the position obtainable for or disposed of by one or more Series.

          In addition, it is understood that the persons employed by you to assist in the performance of your duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict your right or the right of any of your affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

          Any person, even though also your officer, director, partner, employee or agent, who may be or become an officer, Board member, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting on any business of the Fund, to be rendering such services to or acting solely for the Fund and not as your officer, director, partner, employee or agent or one under your control or direction even though paid by you.

          As to each Series, this Agreement shall continue until the date set forth opposite such Series' name on Schedule 1 hereto (the "Reapproval Date") and thereafter shall continue automatically for successive annual periods ending on the day of each year set forth opposite the Series' name on Schedule 1 hereto (the "Reapproval Day"), provided such continuance is specifically approved at least annually by (i) the Fund's Board or (ii) vote of a majority (as defined in the 1940 Act) of such Series' outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Fund's Board members who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Series, this Agreement is terminable without penalty, on 60 days' notice, by the Fund's Board or by vote of holders of a majority of such Series' shares or, upon not less than 90 days' notice, by you. This Agreement also will terminate automatically, as to the relevant Series, in the event of its assignment (as defined in the 1940 Act).

          The Fund recognizes that from time to time your directors, officers and employees may serve as directors, trustees, partners, officers and employees of other business trusts, corporations, partnerships or other entities (including other investment companies) and that such other entities may include the name "MetaMarkets" as part of their name, and that your company or its affiliates may enter into investment advisory or other agreements with such other entities. If you cease to act as the Fund's investment adviser, the Fund agrees that, at your request, the Fund will take all necessary action to change the name of the Fund to a name not including "MetaMarkets" in any form or combination of words.

          This Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his capacity as an officer of the Fund. The obligations of this Agreement shall only be binding upon the assets and property of the Fund or the affected Series, as the case may be, and shall not be binding upon any Board member, officer or shareholder of the Fund individually.

          If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

                                          Very truly yours,

                                          METAMARKETS.COM FUNDS


                                          By:___________________________


Accepted:

METAMARKETS INVESTMENTS LLC


By:  _____________________


                                                  SCHEDULE 1

                          ANNUAL RATE OF
                             FEE AS A
                          PERCENTAGE OF
                          AVERAGE DAILY
NAME OF SERIES              NET ASSETS             REAPPROVAL DATE            REAPPROVAL DAY
--------------            --------------           ---------------            --------------
Communications                 *                    July 20, 2001              July 20th
Technology Fund
Media Technology               *                    July 20, 2001              July 20th
Fund
OpenFund                       *                    July 20, 2001              July 20th
OpenFund II                    *                    July 20, 2001              July 20th


-------------

* As to each Series, 1.00% on the first $250 million of average daily net assets; .75% on the next $500 million of such assets; and .50% on assets in excess of $750 million.

                                 OPENFUND PROXY

PLEASE EXECUTE, SIGN, DATE AND RETURN YOUR PROXY.

NAME:                                      ACCOUNT #:
                                           TOTAL SHARES:

The undersigned shareholder by completing this form does hereby appoint Donald
L. Luskin and William R. Dawson, and each of them, with power of substitution, attorneys and proxies of the undersigned, and does hereby request that all shares of OpenFund which the undersigned is entitled to vote be cast as directed at the Special Meeting of Shareholders of OpenFund, to be held at the offices of Pillsbury Madison & Sutro LLP, 2550 Hanover Street, Palo Alto, California, at 10:00 a.m., Pacific Time, on Friday, January 14, 2000, at at any and all adjournments therof.

        APPROVAL OF THE NEW INVESTMENT ADVSIORY AGREEMENT FOR OPENFUND:

        [  ]  FOR       [  ]  AGAINST       [  ]  ABSTAIN

 THIS PROXY IS SOLICITED BY THE FUND'S BOARD AND WILL BE VOTED FOR THE PROPOSAL
                       ABOVE UNLESS OTHERWISE INDICATED.

NOTE: The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, and revokes any proxy heretofore given with respect to the votes covered by this proxy. Signature(s) should be exactly as name or names appearing on this form. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.


Dated ___________________, 2000


Shareholder:



--------------------------
(Signature)